_________________________
200 W. Forsyth Street
7th Floor
Jacksonville, Florida 32202
Phone (904) 396-5733




                                                            December 12, 2013




Dear Shareholder:

     I invite you to attend our Annual Meeting of Shareholders, which will be held on Wednesday, February 5, 2014, at 10:00 a.m. at The River Club, Ortega Room, on the 34th floor of the Wells Fargo Building, One Independent Drive, Jacksonville, Florida.

     Details regarding the business to be conducted at the meeting are described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. At the meeting, I will report on the Company's operations and plans. We also will leave time for your questions.

     We hope that you are able to attend the meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you are a shareholder of record and you decide to attend the Annual Meeting, you will be able to vote in person, even if you previously have submitted your proxy.

     Thank you for your ongoing support of Patriot Transportation Holding, Inc.

                                        Sincerely,




                                        Thompson S. Baker II
                                        President and Chief Executive Officer

                      2014 ANNUAL MEETING OF SHAREHOLDERS

                 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                              TABLE OF CONTENTS

Notice of Annual Meeting of Shareholders ............................ ii

Proxy Statement	.....................................................  1

Corporate Governance ................................................  4

Board Leadership Structure and Committee Membership .................  5

Nominating Process ..................................................  8

Proposal No. 1 - Election of Directors ..............................  9

Proposal No. 2 - Ratification of Independent Registered
    Public Accounting Firm .......................................... 11

Proposal No. 3 - Advisory Vote on Executive Compensation ............ 12

Shareholder Return Performance ...................................... 12

Compensation Discussion and Analysis ................................ 13

Compensation Committee Report ....................................... 21

Executive Compensation .............................................. 21

Non-Employee Director Compensation .................................. 26

Related Party Transactions .......................................... 28

Common Stock Ownership of Certain Beneficial Owners ................. 29

Common Stock Ownership by Directors and Executive Officers .......... 30

Audit Committee Report .............................................. 31

Independent Registered Public Accounting Firm ....................... 32

Additional Information .............................................. 32

Annex A  Audit Committee Charter .................................... 34

                      PATRIOT TRANSPORTATION HOLDING, INC.
         200 W. Forsyth Street, 7th Floor, Jacksonville, Florida 32202
         -------------------------------------------------------------


                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS


TIME AND DATE                       10:00 a.m. on Wednesday, February 5, 2014

PLACE                               The River Club, Ortega Room
                                    Wells Fargo Building
                                    One Independent Drive
                                    34th Floor
                                    Jacksonville, FL 32202

ITEMS OF BUSINESS                   (1) To elect as directors the two nominees
                                        named in the attached proxy statement
                                        for a 4 year term.
                                    (2) To ratify the Audit Committee's
                                        selection of the independent
                                        registered public accounting firm.
                                    (3) To hold an advisory vote on executive
                                        compensation.
                                    (4) To transact such other business as may
                                        properly come before the meeting and
                                        any adjournment.

RECORD DATE                         You are entitled to vote if you were a
                                    shareholder of record at the close of
                                    business on Monday, December 9, 2013.

ANNUAL REPORT                       Our 2013 Annual Report, which is not part
                                    of the proxy soliciting materials, is
                                    enclosed.

PROXY VOTING                        Please submit a proxy as soon as possible
                                    so that your shares can be voted at the
                                    meeting in accordance with your
                                    instructions. If you are a shareholder of record and you attend the meeting, you may withdraw your proxy and vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 5, 2014: This Notice of Annual Meeting and Proxy Statement and the 2013 Annual Report are available on our website at www.patriottrans.com.


                                        John D. Milton, Jr.
                                        Corporate Secretary


     This Proxy Statement and Proxy Card are being distributed on or about
                               December 12, 2013.

                                PROXY STATEMENT

       The Board of Directors (the "Board") of Patriot Transportation Holding, Inc. ("Patriot", "we", "us", "our" or the "Company") is soliciting proxies for the Annual Meeting of Shareholders. You are receiving a proxy statement because you own shares of Patriot common stock that entitle you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. The proxy statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

       The information included in this proxy statement relates to proposals to be voted on at the meeting, voting process, compensation of directors and our most highly paid officers, and other required information.

Purpose of the Annual Meeting

	The purpose of the Annual Meeting is to elect as directors the two nominees named in this proxy statement, to ratify the Audit Committee's selection of the independent registered public accounting firm, to hold an a dvisory vote on executive compensation and to conduct such other business as may properly come before the Annual Meeting.

Annual Meeting Admission

	You are invited to attend the meeting in person. The meeting will be held at 10:00 a.m. on Wednesday, February 5, 2014 at The River Club, Ortega Room, on the 34th floor of the Wells Fargo Building, One Independent Drive, Jacksonville, Florida.

	We reserve the right to require proof of ownership of Patriot stock, as well as a form of personal photo identification, in order for you to be admitted to the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the meeting. No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the meeting.

	We reserve the right to adopt other rules and to implement additional security measures for the meeting.

Quorum

	A quorum is the minimum number of shares required to hold a meeting.
A majority of the outstanding shares of our common stock must be represented in person or by proxy at the meeting to establish a quorum. Both abstentions and broker non-votes are counted as present for determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of the matters to be voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Shareholders Entitled to Vote

	Each share of our common stock outstanding as of the close of business on December 9, 2013, the record date, is entitled to one vote at the Annual Meeting on each matter properly brought before the meeting. As of that date, there were 9,570,000 shares of common stock issued and outstanding.

	Many Patriot shareholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name.
As summarized below, there are some distinctions between shares held of record and those owned beneficially:

        * SHAREHOLDER OF RECORD - If your shares are registered directly in your name with Patriot's Transfer Agent, American Stock Transfer & Trust Company, you are considered the shareholder of record of those shares and these proxy materials are being sent directly to you by Patriot. As the shareholder of record, you have the right to grant your voting proxy directly to Patriot or to vote in person at the meeting.

        * BENEFICIAL OWNER - If your shares are held in a stock brokerage account, by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker, trustee, or nominee who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use.

        * PROFIT SHARING PLAN AND TRUST - If your shares are held in your account in the Patriot Transportation Holding, Inc. Profit Sharing and Deferred Earnings Plan (the "Profit Sharing Plan"), you are considered the beneficial owner of these shares and the trustee of the plan is the shareholder of record. Participants in the Profit Sharing Plan may direct the trustee how to vote the shares allocated to their account by following the voting instructions contained on the proxy card. If voting instructions are not received for shares in the Profit Sharing Plan, those shares will be voted in the same proportion as the shares in such plan for which voting instructions are received.

Proposals You Are Asked to Vote On and the Board's Voting Recommendations

	At the Annual Meeting, the shareholders will vote on whether to elect the two director nominees named in this proxy statement to serve as directors for a four year term. Our Board recommends that you vote "FOR" each nominee of the Board.

	The shareholders also will vote on the proposal to ratify the Audit Committee's selection of the Independent Registered Public Accounting Firm.

Our Board recommends that you vote "FOR" ratification.

	The shareholders also will make a non-binding advisory vote on whether to approve the compensation of the named executive officers as described in this proxy statement. Our Board recommends that you vote "FOR" approval of the proposed executive compensation.

	Other than the proposals described in this proxy statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy, any of the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If any of our nominees are unavailable as a candidate for director, the persons named as proxy holders will vote your proxy for another candidate or candidates as may be nominated by the Board of Directors.

Required Vote

	The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes cast at the meeting. This means that the director nominee with the most votes for a particular slot is elected for that slot. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld.

	All other proposals will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

	If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute "broker non-votes." A "broker non-vote" occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power under New York Stock Exchange ("NYSE") rules and has not received instructions from the beneficial owner. If you are a beneficial owner, your bank, broker or other holder of record is permitted under NYSE rules to vote your shares on the ratification of our independent registered public accounting firm even if the record holder does not receive voting instructions from you. The record holder may not vote on the election of directors or on the advisory proposal regarding executive compensation without voting instructions from you, however. Without your voting instructions on these matters, a broker non-vote will occur. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes will not be included in vote totals and will have no effect on the outcome of any vote.

Voting Methods

	If you hold shares directly as the shareholder of record, you may vote by granting a proxy or, if you hold shares beneficially in street name, by submitting voting instructions to your broker or nominee. If you own shares beneficially as a participant in the Profit Sharing Plan, you may vote by submitting voting instructions to the trustee. Please refer to the summary instructions included on your proxy card or, for shares held in street name, the voting instructions card included by your broker or nominee.

Changing Your Vote

	You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by voting in person at the Annual Meeting. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

Counting the Vote

	In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" from one or more of the nominees. For the
other proposals, you may vote "FOR," "AGAINST," or "ABSTAIN."   If you are a
shareholder of record and you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. Shares held in your account in the Profit Sharing Plan will be voted by the trustee as described in Shareholders Entitled to Vote on page 2.

Results of the Vote

	We will announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K within four (4) business days following the meeting.

Delivery of Proxy Materials

	This Notice of Annual Meeting and Proxy Statement and the 2013 Annual Report are available on our website at www.patriottrans.com under Investor Relations. Instead of receiving future copies of our Proxy Statement and accompanying materials by mail, beneficial owners may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your bank or other holder of record regarding the availability of this service.

Householding

	Securities and Exchange Commission rules now allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more shareholders reside, if we believe the shareholders are members of the same family. This rule benefits both you and the Company. We believe it eliminates irritating duplicate mailings that shareholders living at the same address receive and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus, or information statements. Each shareholder will continue to receive a separate proxy card or voting instruction card.

	Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by contacting John D. Milton, Jr. at (904) 396-5733 or by mail at 200 W. Forsyth Street, 7th Floor, Jacksonville, Florida 32202.

	If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer shareholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

List of Shareholders

	The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:00 p.m., at our principal executive offices at 200 W. Forsyth Street, 7th Floor, Jacksonville, Florida, by contacting the Secretary of the Company.

Cost of Proxy Solicitation

	Patriot will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who do not receive any additional compensation for these solicitation activities. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.

Transfer Agent

	Our Transfer Agent is American Stock Transfer & Trust Company. All communications concerning shareholders of record accounts, including address changes, name changes, common stock transfer requirements, and similar matters can be handled by contacting American Stock Transfer & Trust Company at 1-800-937-5449, or in writing at American Stock Transfer & Trust Company,
59 Maiden Lane, Plaza Level, New York, NY  10038.

                                CORPORATE GOVERNANCE

Director Independence

       The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance.

	The Board has determined that a majority of the Board of Directors are independent of management in accordance with the listing standards of The Nasdaq Stock Market. All of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent directors. In accordance with Nasdaq listing standards, the Board must determine that a director has no relationship that, in the judgment of the Board, would interfere with the exercise of independent judgment by the director in carrying out his or her responsibilities. The listing standards specify the criteria by which the independence of our directors will be determined. The listing standards also prohibit Audit Committee and Compensation Committee members from any direct or indirect financial relationship with the Company, and restrict commercial relationships of all directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all directors are required to deal at arm's length with the Company and its subsidiaries and to disclose any circumstances that might be perceived as a conflict of interest.

	The Board of Directors has determined that Messrs. Anderson, Commander, Fichthorn, Paul, Shad, Stein and Winston are independent under these standards.

Meetings of Independent Directors

	Independent directors regularly meet in executive sessions without management and may select a director to facilitate the meeting. During fiscal 2013, the independent directors met in executive session eight times, and Mr. Commander presided over executive sessions of the independent directors.

Communication with Directors

	The Board of Directors has adopted the following process for shareholders to send communications to members of the Board. Shareholders may communicate with the chairs of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board, or with our independent directors, by sending a letter to the following address: Board of Directors, Patriot Transportation Holding, Inc., c/o Corporate Secretary, 200 W. Forsyth Street, 7th Floor, Jacksonville, Florida 32202.

Director Attendance at Annual Meeting of Shareholders

	The Company's policy is that our directors are expected to attend the Annual Meeting of Shareholders unless extenuating circumstances prevent them from attending. All directors attended last year's Annual Meeting of Shareholders.

Business Conduct Policies

	We believe that operating with honesty and integrity has earned us trust from our customers, credibility within our communities, and dedication from our employees. Our senior executive and financial officers are bound by our Financial Code of Ethical Conduct. In addition, our directors, officers and employees are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. These policies cover many topics, including conflicts of interest, protection of confidential information, fair dealing, protection of the Company's assets and compliance with laws, rules and regulations.

	Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of these policies. The Audit Committee has adopted procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters, and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

	The Financial Code of Ethical Conduct (as revised on January 28, 2004) and the Code of Business Conduct and Ethics (as revised December 4, 2013) are available on our Web site at www.patriottrans.com under Corporate Governance.

Risk Oversight

	The Board of Directors exercises direct oversight of strategic risk to the Company. Management annually (or periodically in the event greater frequency is required due to unforeseen circumstances) prepares an enterprise risk assessment and mitigation strategy that it reviews with the Audit Committee. The Audit Committee reports to the Board of Directors, which in turn, provides guidance on risk appetite, assessment and mitigation.

BOARD LEADERSHIP STRUCTURE AND COMMITTEE MEMBERSHIP

Board Leadership

	John D. Baker II serves as Executive Chairman of the Company's Board of Directors. Mr. Baker served as President and Chief Executive Officer of the Company from February 6, 2008 until September 30, 2010. He served as President and Chief Executive Officer of Florida Rock Industries, Inc. from February 1996 to November 16, 2007. He has served as a director of the Company since 1986.

	While the roles of Executive Chairman and Chief Executive Officer are held separately, the Board of Directors does not have a policy as to whether the positions are held by separate persons, or whether the position of Executive Chairman must be held by an independent director. When the Executive Chairman is not an independent director or is a member of Company management, or when the independent directors determine that it is in the best interests of the Company, the independent directors will annually appoint a lead independent director.

	Charles E. Commander, III currently serves as lead independent director. The lead independent director presides over executive sessions of the independent directors and performs other duties as may be assigned from time to time by the Board of Directors.

	Our Board of Directors believes its current leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the independent members of our Board of Directors. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to our Chief Executive Officer, while enabling the lead independent director to facilitate our Board of Directors' independent oversight of management. The Board of Directors believes its programs for overseeing risk, as described under the "Risk Oversight" section above, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

Board Committees

	The Board is divided into four classes serving staggered four-year terms. The Board has ten directors and the following four committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Executive Committee. The membership during fiscal 2013 and the function of each Committee are described below.

	During fiscal 2013, the Board of Directors held five meetings. The Audit Committee held four meetings, the Compensation Committee held one meeting, and the Nominating and Corporate Governance Committee held one meeting during fiscal 2013. During fiscal 2013, the Executive Committee did not hold any formal meetings but voted on various matters by unanimous written consent. The independent directors met in executive sessions following Board meetings. All of our directors attended at least 75% of the meetings of the Board and all committees on which the director served.

       The following chart shows the composition of the committees of the Board of Directors. Except for the Executive Committee, each of the committees of the Board is composed exclusively of independent directors.



                                                  Nominating/Corporate
     Director             Audit    Compensation       Governance         Executive
     --------             -----    ------------       ----------         ---------
Edward L. Baker                                                              X*
John D. Baker II                                                             X
Charles E. Commander III   X                              X
Thompson S. Baker II                                                         X
Robert H. Paul III         X           X*                 X
H. W. Shad III             X*
Martin E. Stein, Jr.                   X                  X*
James H. Winston                       X


	X - Committee Member			* - Committee Chair



Audit Committee

        The Audit Committee assists the Board in its oversight of the Company's accounting and financial reporting processes and the audit of the Company's financial statements, the integrity of the Company's financial statements, compliance with legal and regulatory requirements, and the qualifications, independence, and performance of the Company's independent auditor. In addition to other responsibilities, the Audit Committee also:

        * Reviews the annual audited and the quarterly consolidated financial statements;

        * Discusses with the independent auditor all critical accounting policies to be used in the consolidated financial statements, all alternative treatments of financial information that have been discussed with management, other material communications between the independent auditor and management, and the independent auditor's observations regarding the Company's internal controls;

        * Reviews earnings press releases prior to issuance;

        * Appoints, oversees, and approves compensation of the independent auditor;

        * Approves all audit and permitted non-audit services provided by the independent auditor;

        * Reviews findings and recommendations of the independent auditor and management's response to the recommendations of the independent auditor;

        * Recommends whether the audited financial statements should be included in the Company's Annual Report on Form 10-K; and

        * Reviews and approves all transactions between the Company and any related person that are required to be disclosed under the rules of the Securities Exchange Commission that have not previously been approved by the Company's independent directors.

        The Board of Directors has determined that all Audit Committee members are independent and are able to read and understand financial statements.
The Board of Directors has also determined that the Chair of the Committee, H.W. Shad III, qualifies as an "audit committee financial expert" within the meaning of SEC regulations. The charter of the Audit Committee (as revised November 26, 2013) is available on our website at www.patriottrans.com under Corporate Governance.

Compensation Committee

        Committee Functions. The primary functions of the Compensation Committee are to (1) discharge the responsibilities of the Board of Directors relating to the compensation of the Company's executive officers, and (2) prepare an annual report on executive compensation to be included in the Company's proxy statement. In addition, the Compensation Committee:

        * Reviews and approves the Company's goals and objectives relevant to the compensation of the Chief Executive Officer and evaluates his job performance in light of those goals and objectives;

        * Establishes compensation levels, including incentive and bonus compensation, for the Chief Executive Officer;

        * Establishes and determines, in consultation with the Chief Executive Officer, the compensation levels of other senior executive officers;

        * Reviews, periodically, with the Chairman and the Chief Executive Officer the succession plans for senior executive officers and makes recommendations to the Board regarding the selection of individuals to occupy these positions;

        * Administers the Company's stock plans; and

        * Reviews and reassesses the Compensation Committee charter for adequacy on an annual basis.

	The charter of the Compensation Committee (as revised December 1,
2010) has been formally adopted by the Company and is available at www.patriottrans.com under Corporate Governance.

Nominating and Corporate Governance Committee.

        Under its charter, the principal functions of the Nominating and Corporate Governance Committee are to (1) identify individuals who are qualified to serve on the Company's Board of Directors, (2) recommend for selection by the Board of Directors the director nominees for the next annual meeting of the shareholders, (3) review and recommend to the Board changes to the corporate governance practices of the Company, and (4) oversee the annual evaluation of the Board. In addition, the Nominating and Corporate Governance Committee establishes criteria for Board membership.

        The charter of the Nominating and Corporate Governance Committee (as revised December 4, 2013) is available at www.patriottrans.com under Corporate Governance.

Executive Committee

        John D. Baker II, Edward L. Baker, Thompson S. Baker II and John D. Milton, Jr., comprise the Executive Committee. To the extent permitted by law, the Executive Committee exercises the powers of the Board between meetings of the Board of Directors.

                              NOMINATING PROCESS

Role of the Nominating and Corporate Governance Committee in the Nominating Process

	The Nominating and Corporate Governance Committee ("Nominating Committee") identifies individuals that the Nominating Committee believes are qualified to become Board members in accordance with the Director Qualification Standards set forth below, and recommends selected individuals to the Board for nomination to stand for election at the next meeting of shareholders of the Company in which directors will be elected. In the event there is a vacancy on the Board between meetings of shareholders, the Nominating Committee identifies individuals that the Nominating Committee believes are qualified to become Board members in accordance with the Director Independence Standards set forth below, and recommends one or more of such individuals for appointment to the Board.

Director Qualification Standards

      	The Nominating Committee has established the following standards and qualifications for members of the Board of Directors:

        * Each director shall at all times represent the interests of the shareholders of the Company.

        * Each director shall at all times exhibit high standards of integrity, commitment and independence of thought and judgment.

        * Each director shall dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including attending shareholder meetings and meetings of the Board and Committees of which he or she is a member, and by reviewing in advance all meeting materials.

        * The Board shall meet the applicable standards of independence from the Company and its management.

        * The Board shall encompass a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of the Company's operations and interests.

In considering diversity in the selection of nominees, the Nominating Committee looks for individuals with varied experience, background, knowledge, skills and viewpoints in order to achieve and maintain a group of directors that, as a whole, provides effective oversight of the management of the Company. Although our nomination policy does not prescribe specific standards for diversity, the Board and Nominating Committee do look for nominees with a diverse set of skills that will complement the existing skills and experience of our directors and provide an overall balance of diversity of perspectives, backgrounds and experiences.

Identification, Evaluation and Selection of Nominees

	In the event the Nominating Committee recommends an increase in the size of the Board or a vacancy occurs, the Nominating Committee may consider qualified nominees from several sources, including current Board members and search firms. The Nominating Committee may from time to time retain a search firm to help the Nominating Committee identify qualified director nominees for consideration by the Nominating Committee. The Nominating Committee evaluates qualified director nominees against the current director qualification standards described above and reviews qualified director nominees with the Board. The Nominating Committee and the Chairman of the Board interview candidates that meet the director qualification standards, and the Nominating Committee selects nominees that best suit the Board's current needs and recommends one or more of such individuals for appointment to the Board.

Nominees Proposed by Shareholders for Consideration by the Committee

	The Nominating Committee will consider properly submitted shareholder nominees for candidates for membership on the Board of Directors. Shareholders proposing individuals for consideration by the Nominating Committee must include at least the following information about the proposed nominee: the proposed nominee's name, age, business or residence address, principal occupation or employment, and whether such person has given written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Shareholders should send the required information about the nominee to:

                           Corporate Secretary
                   Patriot Transportation Holding, Inc.
                     200 W. Forsyth Street, 7th Floor
                        Jacksonville, Florida 32202

	In order for an individual proposed by a shareholder to be considered by the Committee for recommendation as a Board nominee for the Annual Meeting of Shareholders to be held in early 2015, the Corporate Secretary must receive the proposal no later than 5 p.m. Eastern Time on September 30, 2014. Such proposals must be sent via registered, certified or express mail. The Corporate Secretary will send properly submitted shareholder proposed nominations to the Committee Chair for consideration at a future Committee meeting. Individuals proposed by shareholders in accordance with these procedures will receive the same consideration that individuals identified to the Committee through other means receive.

Nominations by Shareholders at Annual Meeting

       The Company's Articles of Incorporation provide that only persons who are nominated in accordance with the procedures set forth in the Articles of Incorporation shall be eligible for election as directors by the shareholders. Under the Articles of Incorporation, directors may be nominated, at a meeting of shareholders at which directors are being elected, by (1) the Board of Directors or any committee or person authorized or appointed by the Board of Directors, or (2) by any shareholder who is entitled to vote for the election of directors at the meeting and who complies with certain advance notice procedures. These notice procedures require that the nominating shareholder make the nomination by timely notice in writing to the Secretary of the Company. To be timely, the notice must be received at the principal executive offices of the Company not less than forty (40) days prior to the meeting except that, if less than fifty (50) days' notice or prior public disclosure of the date of the meeting is given to shareholders, the notice must be received no later than ten (10) days after the notice of the date of the meeting was mailed or such public disclosure was made. The notice must contain certain prescribed information about the proponent and each nominee, including such information about each nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the Board of Directors.

                                PROPOSAL NO. 1
                            ELECTION OF DIRECTORS

        Under our Articles of Incorporation, the Board of Directors is divided into four classes. One class of directors is elected at each annual meeting of shareholders for a four-year term of office. We have listed below two nominees in Class IV to be re-elected. Class IV Directors will hold office until the 2018 annual meeting. If you are a shareholder of record, your proxy will be voted for the election of the persons nominated unless you indicate otherwise. If any of the nominees named should become unavailable for election for any presently unforeseen reason, the persons named in the proxy shall have the right to vote for a substitute as may be designated by the Board of Directors to replace such nominee, or the Board may reduce the number of directors accordingly.

	The Board unanimously recommends a vote FOR the election of these nominees as directors.

Director Nominees

	The following paragraphs provide brief biographies of each of our nominees. These biographies include information regarding the person's service as a director, business experience, director positions held currently or at any time during the last five years, and information regarding involvement in certain legal or administrative proceedings, if applicable. These biographies also describe the experience, qualifications, attributes and skills that caused the Nominating Committee and the Board to determine that the person should serve as a director of the Company.

Thompson S. Baker II

	Thompson S. Baker II, age 55, has served as President and Chief Executive Officer of the Company since October 1, 2010. He was elected as a director in 1994. Mr. Baker served as the President of the Florida Rock

Division of Vulcan Materials Company from November 16, 2007 until September 2010. From August, 1991 to November 16, 2007, Mr. Baker served as the President of the Aggregates Group of Florida Rock Industries, Inc. Mr. Baker currently serves as a director for Intrepid Capital Management, Inc. Mr. Baker's service with the Company and with Florida Rock Industries, Inc. gives him extensive knowledge of the Company's business and the mining industry, and demonstrates his leadership qualities.

Martin E. Stein, Jr.

	Martin E. "Hap" Stein Jr., age 61, was elected as a director in 1992. Mr. Stein has served as Chief Executive Officer of Regency Centers Corporation, a real estate investment trust, since its initial pubic offering in 1993 and has served as its Chairman of the Board since 1999. Mr. Stein has also served as a director for Stein Mart, Inc. since 2001. Mr. Stein brings to the Board extensive knowledge of the commercial real estate industry, as well as proven public company leadership and business expertise.

Directors Continuing in Office

       The following paragraphs provide brief biographies of each director whose term of office continues after this annual meeting of shareholders. These biographies include information regarding the person's service as a director, business experience, director positions held currently or at any time during the last five years, and information regarding involvement in certain legal or administrative proceedings, if applicable. These biographies also describe the experience, qualifications, attributes and skills that caused the Nominating Committee and the Board to determine that the person should serve as a director of the Company.

John E. Anderson

	John Anderson, age 68, served as President and Chief Executive Officer of the Company from 1989 to February 6, 2008. Mr. Anderson was elected as a director on October 5, 2005 and previously served as a director of the Company from 1989 to January 1, 2004. Mr. Anderson's service to the Company for nineteen years demonstrates his leadership abilities and provides the Board with the benefit of his extensive knowledge regarding the Company and the transportation industry. He is a Class I Director (term expires 2015).

Edward L. Baker

	Edward L. Baker, age 78, is Chairman Emeritus of the Company.
Mr. Baker has served as a director of the Company since 1986. He served as Chairman of the Board of Florida Rock Industries, Inc. from February 1986 to November 16, 2007. Mr. Baker's many years of service as a director and his service as Chairman of Florida Rock Industries provide the Board with valuable insights regarding the Company and its business. Mr. Baker is a Class III Director (term expires 2017).

John D. Baker II

	John D. Baker II, age 65, served as President and Chief Executive Officer of the Company from February 6, 2008 until September 30, 2010. He was elected as a director in 1986. From February 1996 to November 16, 2007, Mr. Baker served as President and Chief Executive Officer of Florida Rock Industries, Inc. Mr. Baker currently serves as a director for Wells Fargo & Co. and Texas Industries, Inc., and has formerly served a director for Vulcan Materials Company and Progress Energy, Inc. Mr. Baker brings to the Board extensive knowledge in the transportation and real estate industries, as well as proven public company leadership and business experience. Mr. Baker is a Class II Director (term expires 2016).

Charles E. Commander, III

       Mr. Commander, age 73, is a retired partner at the law firm Foley & Lardner, LLP, where he practiced corporate, financial institutions and real estate law and was previously a member of that firm's management committee. Mr. Commander has been a director of the Company since 2004. Mr. Commander currently serves on the boards of EverBank Financial Corp., a diversified financial services company, and BSR Trust, LLC, which is engaged in developing and managing residential rental properties. Mr. Commander has served on the boards of numerous civic and charitable organizations. Mr. Commander's many years of legal experience and his service on other boards provides our Board valuable insights regarding our business and on corporate governance and management issues. Mr. Commander is a Class III Director (term expires 2017).

Luke E. Fichthorn III

	Luke E. Fichthorn III, age 72, was elected as a director in 1989.
Mr. Fichthorn has been a partner in Twain Associates, a private financial consulting firm, for the past five years. In the past, Mr. Fichthorn has also formerly served as a chief executive office and director of Bairnco, Corporation. Mr. Fichthorn's financial acumen and extensive investment banking and business experience provide the Board with valuable perspectives on strategic decisions. Mr. Fichthorn is a Class II Director (term expires 2016).


Robert H. Paul III

       Robert H. Paul III, age 79, was elected as a director in 1992. Mr. Paul served as the Chairman of the Board of Southeast-Atlantic Beverage Corporation, a manufacturer of soft drink products, for more than five years until 2007,
when the company was sold.   For the past five years he has served as the
Chairman of the Board of Southeast Capital, LLC, a real estate investment firm. Our Board has concluded that Mr. Paul's long service on the Board, financial expertise, and business experience bring valuable insight to the Board.
Mr. Paul is a Class I Director (term expires 2015).

H. W. Shad III

	H.W. Shad III, age 67, was elected as a director in 2004. For the past five years he has been the owner of Bozard Ford Company, an automobile dealership. Mr. Shad is a certified public accountant, and the Board of Directors has determined that he is an audit committee financial expert. Mr. Shad's accounting and business expertise provide important leadership to our Board. Mr. Shad is a Class II Director (term expires 2016).


James H. Winston

	James H. Winston, age 80, was elected as a director in 1992. For the past five years, Mr. Winston has served as the President of LPMC, Inc., an investment real estate firm, and as President of Citadel Life & Health Insurance Co. Mr. Winston's long service on the Board provides valuable insight to the Board and his professional background provides the Board with extensive knowledge of the real estate and real estate development industries.
 Mr. Winston is a Class I Director (term expires 2015).

Family Relationships

       Edward L. Baker and John D. Baker II are brothers. Thompson S. Baker II is the son of Edward L. Baker.

                                PROPOSAL NO. 2
         RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Hancock Askew & Co., LLP ("Hancock Askew") as the Company's independent registered public accounting firm (auditors) to examine the consolidated financial statements of the Company, subject to satisfactory negotiation of an annual fee agreement for fiscal 2014. The Board of Directors seeks an indication from shareholders of their approval or disapproval of the Audit Committee's appointment of Hancock Askew as the Company's auditors.

	Hancock Askew has been our independent auditor since June 21, 2006, and no relationship exists other than the usual relationship between auditor and client.

	If the appointment of Hancock Askew as auditor for fiscal year 2014 is not approved by the shareholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, Hancock Askew will remain the Company's Independent Registered Public Accounting Firm for fiscal year 2014, unless the Audit Committee finds other good reason for making a change.

	Representatives of Hancock Askew will be available to respond to questions at the annual meeting of shareholders.

                                PROPOSAL NO. 3
                   ADVISORY VOTE ON EXECUTIVE COMPENSATION

	We included a non-binding advisory vote on our executive compensation program (also referred to as a "say on pay" proposal) in our proxy statement last year. At our 2013 Annual Meeting of Shareholders, approximately 99.5% of the votes cast in the "say on pay" advisory vote were "FOR" approval of our executive compensation. This year, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are again asking shareholders to vote "FOR" approval of our executive compensation program.

	As discussed in the Compensation Discussion and Analysis, we design our executive officer compensation program to attract, motivate, and retain the key executives who drive our success and industry leadership. Our compensation program consists of several forms of compensation: base salary, cash incentive bonuses, equity compensation and other benefits and perquisites. Pay that reflects performance and alignment of that pay with the interests of long-term shareholders are key principles that underlie our compensation program. The Board believes that our current executive compensation program directly links executive compensation to our performance and aligns the interest of our executive officers with those of our shareholders.

	Shareholders are urged to read the "Compensation Discussion and Analysis" section of this proxy statement, which discusses how our executive compensation policies and practices implement our compensation philosophy, and the "Executive Compensation" section of this proxy statement, which contains tabular information and narrative discussion about the compensation of our named executive officers.

	Because this is an advisory vote, it will not be binding on the Board. However, the Board and the Compensation Committee will review and take into account the outcome of the vote when considering future executive compensation decisions.

	Accordingly, the Board proposes that you indicate your support for the Company's compensation philosophy, policies, and procedures and their implementation in fiscal year 2014 as described in this Proxy Statement.

                       SHAREHOLDER RETURN PERFORMANCE

       The following table and graph compare the performance of the Company's common stock to that of the Total Return Index for The NASDAQ Stock Market-US Index and The NASDAQ Trucking and Transportation Stock Index for the period commencing September 30, 2008 and ending on September 30, 2013. The graph assumes that $100 was invested on September 30, 2008 in the Company's common stock and in each of the indices and assumes the reinvestment of any dividends.

Chart Omitted


                                       Cumulative Total Return
                                       -----------------------

                                       9/08    9/09    9/10    9/11    9/12    9/13
Patriot Transportation Holdings, Inc.  100.00   95.57   88.77   76.75  105.87  128.47
NASDAQ Composite                       100.00  103.88  116.92  120.48  158.10  196.00
NASDAQ Transportation                  100.00   96.67  110.10   97.03  106.32  143.94




	This section explains our compensation philosophy and all material elements of the compensation we provide to the individuals who served as Chief Executive Officer and Chief Financial Officer and our other three most highly compensated executive officers who served in such capacities during the fiscal year ended September 30, 2013 (the "named executive officers"). The named executive officers for fiscal 2013 are Thompson S. Baker II, our President and Chief Executive Officer, John D. Milton, Jr., our Executive Vice President and Chief Financial Officer, David H. deVilliers, Jr., Vice President and President of FRP Development Corp., Robert E. Sandlin, Vice President and President of Florida Rock & Tank Lines, Inc. and John D. Klopfenstein, our Controller and Chief Accounting Officer.

Overview

	* The objectives of our compensation program are to attract, retain and motivate talented leaders and to support our strategic objectives and core values.



	* We provide our executive officers with the following types of compensation: salary, cash-based short term incentives, equity-based long-term incentives and other benefits and perquisites.

	* We encourage a pay-for-performance environment by linking cash incentive awards to the achievement of measurable business and individual performance goals.

	* For fiscal 2014, we granted increases in base salaries for Mr. Baker, Mr. deVilliers, Mr. Sandlin and Mr. Klopfenstein in light of their performance. We did not increase Mr. Milton's base salary.


The Compensation Committee

	Our Compensation Committee ("Committee") establishes and oversees our compensation and employee benefits programs and approves the elements of total compensation for the executive officers. Robert H. Paul III, Martin E. Stein, Jr., and James H. Winston serve as the members of the Compensation Committee. Mr. Paul, who has served on our Board of Directors for approximately 20 years, is the Committee Chairman. Each member of the Compensation Committee qualifies as an independent director under the listing standards of The Nasdaq Stock Market; a non-employee director for purposes of Rule 16b-3 of the Exchange Act; and an outside director for purposes of Section 162(m) of the Internal Revenue Code. Additionally, no member of the Compensation Committee accepts, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or its subsidiaries (other than fees received due to services on the Board and its committees or fixed amounts of compensation under the Company's retirement plans for prior service with the Company).

Compensation Philosophy

        The following principles guide our compensation decisions:

	We Focus on Strategic Objectives

	Our compensation decisions are driven by Patriot's business strategy. We intend that our compensation decisions will attract and retain leaders and motivate them to achieve Patriot's strategic objectives.

	We Believe in Pay for Performance

	We believe that pay should be directly linked to performance. This philosophy has guided many compensation-related decisions:

	* A substantial portion of executive officer compensation usually is contingent on, and variable with, achievement of objective business unit and/or individual performance objectives.

	* Our stock incentive plan prohibits discounted stock options, reload stock options and re-pricing of stock options.

	* We have capped the benefit levels under the Management Security Plan and have closed the plan to new participants. Only one of our named executive officers participates in the Management Security Plan.
          Our executive officers do not accrue additional benefits under any other supplemental executive retirement plan.

	Compensation Should Reflect Position and Responsibility

        Total compensation and accountability should generally increase with position and responsibility.

	Compensation Should be Reasonable and Responsible

        It is essential that Patriot's overall compensation levels be sufficiently competitive to attract and retain talented leaders and motivate those leaders to achieve superior results. At the same time, we believe that compensation should be set at responsible levels. Our executive compensation programs are intended to reflect the understanding that this Company belongs to our shareholders.

        The Committee discussed the results of the previous year's shareholder advisory vote on executive compensation. The Committee has determined, based in part upon the fact that approximately 99% of the shares voting on the matters voted in favor of the Company's compensation philosophy, policies and procedures for fiscal 2013, that the current executive compensation provision effectively aligns the interests of our executive officers with that of our shareholders.

Variable Performance-Based Pay as a Percentage of Potential Compensation

	The Committee believes that both long and short term compensation of executive officers should correlate to the achievement of the Company's financial objectives. For example, for fiscal 2013, Mr. Sandlin was eligible to receive a performance-based cash bonus of up to 110% of his salary, Messrs. Thompson Baker and deVilliers were eligible to receive performance-based cash bonuses of up to 100% of their base salaries, Mr. Milton was eligible to receive a performance-based cash bonus of up to 60% of his base salary, and Mr. Klopfenstein was eligible to receive a performance-based cash bonus of up to 50% of his base salary.

Overview and Objectives of our Executive Compensation Program

    	The compensation program for our executive officers is designed to attract, motivate, reward and retain highly qualified individuals who can contribute to the Company's growth with the ultimate objective of improving
shareholder value.   Our compensation program consists of several forms of
compensation: base salary, cash incentive bonuses, equity compensation and other benefits and perquisites.

    	The compensation program is designed to integrate with the Company's business plan and the opportunities and challenges facing the Company in an ever-evolving business environment. Accordingly, the Committee does not use predetermined guidelines or benchmarking to determine the elements and levels of compensation for our executive officers or to allocate between cash and long term or equity incentives.

    	The Committee receives and reviews a variety of information throughout the year to assist it in carrying out its responsibilities. The Committee reviews financial reports comparing Company performance on a year-to-date basis versus budget and receives operating reports at each regular Board meeting.
The Chief Executive Officer provides the Committee with an assessment of the Company's achievements and performance, his evaluation of individual performance and his recommendations for annual compensation, and annual performance targets and equity compensation awards. The Committee makes all final decisions regarding the compensation of our executive officers. When making individual compensation decisions for executive officers, the Committee takes many factors into account, including the individual's performance, tenure, experience and responsibilities; the performance of the Company or the executive's business unit; retention considerations; the recommendations of management; the individual's historic compensation and the results of the previous year's shareholder advisory vote on executive compensation.

    	The Compensation Committee does strive to assure that a significant portion of the potential compensation of the named executive officers is contingent, performance-based compensation linked to the achievement of specific objectives. To achieve this goal, incentive bonuses are established as a percentage of their base salaries.

2013 "Say on Pay" Advisory Vote on Executive Compensation

	We included a non-binding advisory vote on our executive compensation program (also referred to as a "say on pay" proposal) in our proxy statement last year. At our 2013 Annual Meeting of Shareholders, approximately 99.5% of the votes cast in the "say on pay" advisory vote were "FOR" approval of our executive compensation. The Compensation Committee evaluated the results of the 2013 advisory vote together with the other factors and data discussed in the Compensation Discussion and Analysis in determining executive compensation policies and decisions. The Compensation Committee believes that the outcome of our say on pay vote reflects our shareholders' support of our compensation approach and did not make any material changes to our fiscal 2013 executive compensation policies and decisions as a result of the 2013 advisory vote.
We value the opinions of our shareholders and will continue to consider the outcome of future say on pay votes when designing our compensation programs and policies and making compensation decisions.

	The Board of Directors has determined to hold an annual shareholder advisory vote on executive compensation until the next required vote on the frequency of shareholder advisory votes on executive compensation.

Components of Executive Compensation

Base Salary

	General. Base pay is a critical element of executive compensation because it provides executives with a base level of monthly income. In determining base salaries, we consider the executive's qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive's past performance, internal pay equity and the tax deductibility of base salary. As part of determining annual increases, the Committee also considers the Chief Executive Officer's written recommendations, the observations of the Chief Executive Officer and of the Committee members regarding individual performance and internal pay equity considerations.

	Fiscal 2013 and 2014 Actions.   We set base salaries on a calendar year
basis. The following table reflects the adjustments made to the base salaries of the named executive officers for calendar years 2013 and 2014.




                                 2013 Base    % Increase   2014 Base   % Increase
Name and Title                    Salary      from 2012     Salary     from 2013
--------------                   ---------    ----------   ---------   ----------
Thompson S. Baker II
President and CEO                $395,000     0%           $406,850    3%

John D. Milton, Jr.              $165,000     0%           $165,000    0%
Executive Vice President and
Chief Financial Officer

David H. deVilliers, Jr.         $316,000     2%           $324,404    2.5%
Vice President and President,
FRP Development Corp.

Robert E. Sandlin                $248,000     5%           $260,400    5%
Vice President and President,
Florida Rock & Tank Lines, Inc.

John D. Klopfenstein             $176,000     5%           $184,800    5%
Controller and Chief
AccountingOfficer




	Analysis. The Committee increased the base salaries of Messrs. Baker, deVilliers, Sandlin and Klopfenstein for fiscal 2014 in light of their management performance. The Committee did not increase Mr. Milton's base salary based on the Committee's view that his existing base salary was adequate in light of his total compensation packages.

Cash Incentive Compensation

        Management Incentive Compensation Plan. The Management Incentive Compensation Plan (the "MIC Plan") provides officers and key employees an opportunity to earn an annual cash bonus for achieving specified, performance-based goals established for the fiscal year. Performance goals under the MIC Plan are tied to measures of operating performance rather than appreciation in stock price.

	The Compensation Committee traditionally has established performance objectives for the transportation subsidiaries based on targeted levels of after-tax return on average capital employed. We believe that after-tax return-on-capital employed (ROCE) is an important measure of performance in an asset-intensive business, both to evaluate management's performance and to demonstrate to shareholders that capital has been used wisely over the long term. For purposes of this bonus calculation, return on average capital employed is defined as the Transportation Group's net income excluding the after-tax cost of financing, divided by its total monthly average capital employed.

        The Compensation Committee historically established performance objectives for the Developed Buildings and Land segment based on operating properties in the portfolio (usually gross profit on developed buildings and average occupancy rates for properties in service more than 12 months), special projects and new development. For fiscal 2013 and 2014, the Compensation Committee established bonus pools tied to the achievement of targeted levels of adjusted after-tax return on capital employed (calculated as described below).

        Fiscal 2013 and 2014 Actions. The following chart describes the performance objectives and potential bonuses for the named executive officers for fiscal years 2013 and 2014:



                                    Potential
                                    Bonus as a
           Name          Year       % of Salary  Performance Targets
          ------         ----       -----------  -------------------
Thompson S. Baker II     2014       100%         Achievement by Company of a
                                                 targeted level of net income
                                                 for fiscal 2014.(1)(4)(5)(6).
                         2013       100%         Achievement by the Company of
                                                 a targeted level of net income
                                                 for fiscal 2013(1)(4)(5)(6).

John D. Milton, Jr.      2014	    100%	 Achievement by Company of a
                                                 targeted level of net income
                                                 for fiscal 2014(1)(2)(4)(5)(6).
                         2013	    100%	 Achievement by Company of a
                                                 targeted level of net income
                                                 for fiscal 2014(1)(2)(4)(5)(6).

David H. deVilliers, Jr. 2014	    100%	 Achievement of Developed
                                                 Properties Rentals segment
                                                 objectives, including targeted
                                                 level of adjusted after-tax
                                                 ROCE(4)(5)
                         2013	    100%	 Achievement of Developed
                                                 Properties Rentals segment
                                                 objectives, including targeted
                                                 level of adjusted after-tax
                                                 ROCE.(4)(5)

Robert E. Sandlin        2014       110%         Achievement by the
                                                 Transportation Group of a
                                                 targeted level of ROCE.
                                                 (3)(5)(6)
                         2013       110%         Achievement by the
                                                 Transportation Group of a
                                                 targeted level of ROCE.
                                                 (3)(5)(6)

John D. Klopfenstein     2014        50%         Achievement of a targeted
                                                 level of net income for the
                                                 Company.(1)(4)(5)(6)
                         2013        50%         Achievement of a targeted
                                                 level of net income for the
                                                 Company. (1)(4)(5)(6)






(1) For purposes of bonus calculations only, the specified level of net income for the Company for fiscal 2014 is $12,285,000. If actual net income is less than $12,285,000 but is equal to or greater than $10,820,000, the bonus will be prorated between 20% and 100%.


(2) Mr. Milton may qualify for an additional bonus of up to 40% of his base salary if the Compensation Committee determines that he is instrumental in the achievement of one or more significant capital transactions outside the ordinary scope of the Company's business activities.


(3) With respect to the Transportation Group, the specified officers are or were eligible to receive a bonus up to the specified percentage of his base salary if the named business unit achieved a specified level of after-tax ROCE. If after-tax ROCE exceeded a threshold level but was less than the target level, the bonus would be prorated.
	The threshold and target after-tax ROCE levels for the Transportation Group was 13.0% and 14.83% for 2013. For 2014, the threshold and target after-tax ROCE levels for the transportation group are 12.0% and 13.83%. Capital employed for 2013 excluded the effect of prepaid insurance premiums to a captive insurer and the potential replacement purchase of the Knoxville terminal. For 2013, a portion of the earned bonus was contingent on the achievement of certain objectives established under the Company's Achieve Continuous Improvement program related to volume increases, entry into new markets, safety performance, customer service, fuel efficiency, productivity, training, personnel development and evaluation and recruiting.


(4) For fiscal 2013, bonuses for the Developed Properties Rentals segment were contingent on the achievement of adjusted after-tax return on capital employed (as described below) between a minimum of 4.42% (at which the available bonus pool was 20%) and a maximum of 6.05% (at which the available bonus pool was 100%). If the adjusted after-tax return on capital employed was less than 6.05% but more than 4.42%, the available bonus pool was to be prorated between 20% and 100%. For fiscal 2013, adjusted after-tax return on capital employed was calculated as: (i) the sum of (A) the Developed Properties Rentals segment's operating profit for fiscal 2013, plus (B) the indirect management company overhead expense and parent company overhead expense allocated to the Developed Properties Rentals segment, plus (C) any net loss on the Anacostia property, less (D) any net income from the 21st Street property, plus (E) any gain on sale of the Bird River residential property, less (F) income taxes on the resulting total, calculated using a 40% assumed income tax rate; divided by (ii) the total monthly average capital employed in the Developed Properties Rentals segment (identifiable assets of the Developed Properties Rentals segment less the Anacostia Riverfront property and less the 21st Street property, and less liabilities (other than mortgage indebtedness and deferred income taxes). In calculating the adjusted after-tax return on capital employed for the Developed Properties Rentals segment for 2013 and the Company's net income for 2013 (for bonus purposes only), the following adjustments were made: (i) for leases executed in fiscal 2013, the amount to be included in revenues will be the greater of the lease revenues under the lease for fiscal 2013 or fifty percent (50%) of the lease revenues under the lease for fiscal 2014; (ii) a credit will be given for the quantifiable benefit from any Code Section 1031 exchange;
	(iii) for finished lot sales, credit will be given for revenue received over the floor area ratio (FAR) basis; and (iv) if capital is expended in the Developed Properties Rentals segment in excess of budgeted capital expenditures it will be excluded from the calculation of capital employed. For fiscal 2014, bonuses for the Developed Properties Rentals segment are contingent on the achievement of adjusted after-tax return on capital employed (as described below) between a minimum of 3.66% (at which the available bonus pool is 40%) and a maximum of 4.30% (at which capital employed is less than 4.30% but more than 3.66%, the available bonus pool will be prorated between 40% and 100%. For fiscal 2014, adjusted after-tax return on capital employed will be calculated as: profit for fiscal 2014, plus (B) the indirect management company overhead expense and parent company overhead expense allocated to the Developed Properties Rentals segment, plus (C) any net loss on the Anacostia property, less (D) any net income from the 21st Street property, less (E) income taxes on the resulting total, calculated using a 40% assumed income tax rate; divided by (ii) the total monthly average capital employed in the Developed Properties Rentals segment (identifiable assets of the Developed Properties Rentals segment less the Anacostia Riverfront than mortgage indebtedness and deferred income taxes)). In calculating the adjusted after-tax return on capital employed for the Developed Properties Rentals segment for 2014 and the Company's net income for 2014 (for bonus purposes only), the following adjustments will be made: (i) for leases executed in fiscal 2014, the amount to be included in revenues will be the greater of the lease revenues under the lease for fiscal 2014 or fifty percent (50%) of the lease revenues under the lease for fiscal 2015; (ii) a credit will be given for the quantifiable benefit from any Code Section 1031 exchange;
	(iii) for finished lot sales, credit will be given for revenue received over the floor area ratio (FAR) basis; and (iv) if capital is expended in the Developed Properties Rentals segment in excess of budgeted expenditures it will be excluded from the calculation of capital employed.


(5) For each year, a portion of the bonus for each officer was contingent on a determination that the internal control over financial reporting for the company (or their respective business unit) was effective for the applicable year.


(6) A portion of the bonuses for Messrs. Thompson S. Baker II, Klopfenstein, Milton and Sandlin for 2013 and 2014 was or is contingent on the achievement of certain individual objectives relating to strategic planning, and other individual objectives.

        Analysis.   Cash-based incentive compensation comprises a significant
portion of the potential total compensation of the named executive officers. For fiscal 2013, cash-based incentive compensation comprised 37% on average, of the total compensation of each of the named executive officers. We believe that these incentives play a significant role in helping the Company achieve its business objectives.

Stock Options

        General. Long-term equity incentives help to motivate executives to make decisions that focus on long-term growth and thus increase shareholder value. The Committee believes that such grants help align our executive officers' interests with the Company's shareholders. When our executives deliver sustained returns to our shareholders, equity incentives permit an increase in their own compensation.

        Traditionally, the Committee has made equity compensation awards in the form of stock options. All stock options incorporate the following features: the term of the grant does not exceed 10 years; the grant price is not less than the market price on the date of grant; grants do not include "reload" provisions; re-pricing of options is prohibited, unless approved by the shareholders; and to encourage employee retention, most options vest over a period of years.

        Fiscal 2013 and 2014 Actions.

        In fiscal 2013, the Committee approved the award of options to acquire 17,840 shares to Thompson S. Baker. In fiscal 2014, the Committee approved the award of options to acquire 10,700 shares to Mr. Baker. In making the grant, the Compensation Committee considered the performance of Mr. Baker, his total compensation package and his importance to the Company, and Mr. Baker's prior stock option grants.

        In fiscal 2013, the Committee approved the award of options to acquire 8,920 shares each to Messrs. deVilliers and Sandlin and 3,000 shares to Mr. Klopfenstein. In fiscal 2014, the Committee approved the award of options to acquire 5,350 shares each to Messrs. deVilliers and Sandlin and 2,890 shares to Mr. Klopfenstein. In making such grants, the Compensation Committee considered the past performance of Messrs. deVilliers, Sandlin and Klopfenstein, their total compensation packages and the importance of Messrs. deVilliers and Sandlin to the real estate and transportation groups.

        In each of fiscal 2013 and fiscal 2014, the Committee approved the award to Mr. Milton of options to acquire 7,500 shares. In making this grant, the Compensation Committee considered Mr. Milton's past performance, base salary and bonus, his qualifications and responsibilities and his ability to impact the future performance of the Company.

        All of the options described above vest 20% per year beginning the first anniversary of the grant date, except that Mr. Milton's options vest immediately. All options expire on the tenth anniversary of the grant date. The per share option price for all options is the closing price of the Company's common stock on the grant date.

        Analysis. The Committee believes that equity compensation is an important element of overall compensation. At the same time, the Committee recognizes that equity grants impose a dilution cost to the shareholders. The Committee made grants to the named executive officers because the Committee believes that equity incentives should be a significant part of their compensation package. The Committee plans to continue to evaluate the use of equity compensation as a tool to motivate management.

Health and Welfare Benefits

        In addition to participating in the same health and welfare plans, including our 401(k) plan, as our other salaried employees, our executive officers participate in a supplemental medical expense reimbursement plan.

        Our Management Security Plan was adopted many years ago as a retention tool to provide retirement benefits (based on annual base salaries) to certain senior executives. The Management Security Plan provides for annual payments to participants (or their beneficiaries) until the later of
(i) their date of death or (ii) 15 years after their retirement or death.
The annual payments are set at two times the benefit level during the first year and at the annual benefit level in subsequent years. The benefit levels originally increased with base salaries but the Company capped the benefit levels at 50% of base salaries as of December 31, 2002. The plan has been closed to newly hired executives for several years. Mr. deVilliers is the only named executive officer who currently participates in the Management Security Plan.

Severance and Change of Control Agreements

        Until December 2007, none of our named executive officers had any arrangements that provide for payment of severance payments or payment of any benefits upon a change-in-control of Patriot, except for change-in-control provisions that accelerate vesting of stock options or restricted stock under our equity compensation plans.

        On December 5, 2007, the Company entered into change-in-control agreements with Messrs. deVilliers Sandlin and Klopfenstein. The agreements are "double trigger" agreements that will pay benefits to the executives, under certain circumstances, if they are terminated following a change-in-control of the Company or a sale of their particular business unit.

        Mr. deVilliers' agreement provides that if he is terminated following a change-in-control or a sale of his business unit other than for "cause" or if he resigns following such event for "good reason," the benefits under his Management Security Plan shall become fully vested and the present value of such benefits shall be paid to Mr. deVilliers. In the case of Messrs. Sandlin and Klopfenstein, the agreements provide that each of them will be entitled to receive an amount equal to two times his base salary plus maximum bonus if, during the two years after a change-in-control or sale of Florida Rock & Tank Lines, Inc. his employment is terminated other than for "cause" or he resigns for "good reason." In addition, each of them will become fully vested in his stock options and restricted stock.

        For this purpose, cause is generally defined as (i) conviction for commission of a felony, (ii) willful misconduct or gross negligence or material violation of policy resulting in material harm to his employer,
(iii) repeated and continued failure by the executive to carry out, in all material respects, the employer's reasonable and lawful directions, or (iv) fraud, embezzlement, theft or material dishonesty. Good reason is generally defined as (i) a material reduction in compensation or benefits, (ii) a requirement that the executive relocate, or (iii) any material diminution in the executive's duties, responsibilities, reporting obligations, title or authority.

        We believe these change-in-control arrangements, the value of which are contingent on a change of control transaction, effectively create incentives for our executive team to build shareholder value and to obtain the highest value possible should we be acquired in the future, despite the risk of losing employment. These change of control arrangements for our executive officers are "double trigger," meaning that acceleration of vesting is not awarded upon a change of control unless the executive's employment is terminated involuntarily (other than for cause) or by the executive for good reason within 24 months following the transaction. We believe this structure strikes a proper balance by not providing these benefits to executives who continue to enjoy employment with an acquiring company in the event of a change of control transaction. We also believe this structure is more attractive to potential acquiring companies, who may place significant value on retaining members of our executive team and who may perceive this goal to be undermined if executives receive significant acceleration payments in connection with such a transaction and are no longer required to continue employment.

Personal Benefits

        Our executives receive a limited number of personal benefits certain of which are considered taxable income to them and which are described in the footnotes to the section of this proxy statement entitled "Summary Compensation Table."
Compensation Policies

Internal Pay Equity

        We believe that internal pay equity is an important factor to be considered in establishing compensation for the officers. We have not established a policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other officers, but we do review compensation levels to ensure that appropriate equity exists.

Compensation Risk Assessment

        The Committee considers the risks that may result from the Company's compensation policies and practices. The Committee believes that our compensation policies and practices for our executives are reasonable and properly align their interests with those of our shareholders. The Committee believes that there are a number of factors that cause our compensation policies and practices to not have a material adverse effect on the Company. The fact that our executive officers have their annual incentive compensation tied to return on capital employed encourages actions that promote profitability. Our equity-based incentives further align the interest of our executives with the long term interests of our shareholders. In addition, we believe that there are significant checks in place so that employees whose compensation may have a shorter term focus are managed by employees and officers whose compensation has a longer term focus.

Tax Deductibility of Compensation Should be Maximized Where Appropriate

        The Company generally seeks to maximize the deductibility for tax purposes of all elements of compensation. For example, the Company always has issued nonqualified stock options that result in a tax deduction to the Company upon exercise. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million paid to any such persons in any fiscal year. We review compensation plans in light of applicable tax provisions, including Section 162(m), and may revise compensation plans from time to time to maximize deductibility. However, we may approve compensation that does not qualify for deductibility when we deem it to be in the best interests of the Company.

Financial Restatement

        It is the Board of Directors' Policy that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the Company will seek to recover any amount determined to have been inappropriately received by the individual executive.

COMPENSATION COMMITTEE REPORT

        We have reviewed and discussed the foregoing Compensation
Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:          Robert H. Paul III
                       Martin E. Stein, Jr.
                       James H. Winston


EXECUTIVE COMPENSATION

Fiscal 2013 Summary Compensation Table

	The following table sets forth information concerning the compensation of our named executive officers for the year ended September 30, 2013:

                       Summary Compensation Table

       Name and       Year    Salary  Stock  Option  Non-Equity Change in       All Other    Total($)
  Principal Position           ($)    Awards Awards  Incentive  Pension Value   Compensation
                                      (1)    (1)     Plan Com-  and Nonquali-   ($)(4)
                                                     pensation  fied Deferred
                                                     (2)        Compensation
                                                                Earnings
                                                                ($)(3)

Thompson S. Baker II 2013   $395,000  ---   $200,000  $395,000   ---            $27,297   $1,017,297
President and CEO    2012   $395,000  ---    ---      $359,055   ---            $26,326     $780,381
(PEO)                2011   $395,000  ---    ---      $197,828   ---             $9,210     $601,710

John D. Milton, Jr.  2013   $165,000  ---   $55,139   $95,040    ---            $25,739     $340,918
Executive Vice       2012   $165,000  ---   $52,650   $89,991    ---            $21,154     $328,795
President and CFO    2011   $165,000  ---   $60,880   $99,000    ---            $21,853     $346,733
(PFO)

David H. deVilliers, 2013   $314,869  ---   $100,000  $316,492  $128,079        $16,168     $875,608
Jr., Vice President  2012   $310,000  ---   $100,000  $310,000  $118,206        $15,184     $853,390
and President, FRP   2011   $310,000  ---   $100,000  $310,000  $109,179        $20,422     $849,601
Development Corp.

Robert E. Sandlin,   2013   $245,063  ---   $100,000  $272,800  ---             $17,574     $635,437
Vice President and   2012   $233,437  ---   $100,000  $174,825  ---             $22,878     $531,140
President, Florida   2011   $221,250  ---   $100,000  $157,500  ---             $18,203     $496,953
Rock




& Tank Lines,
Inc.

John D.              2013   $174,000  ---   $33,618   $88,000   ---             $20,944     $316,562
Klopfenstein         2012   $166,000  ---   $28,314   $76,356   ---             $24,394     $295,064
Controller and       2011   $157,500  ---   $32,156   $85,600   ---             $16,442     $291,698
Chief Accounting
Officer


(1)     Amounts reflect the value of the award at grant date.
(2) This column represents amounts paid under the MIC Plan. The performance objectives and threshold and target performance levels for these executives are described under the "Compensation Discussions and Analysis" section of the proxy statement.
(3)	This column represents the increase in the actuarial present value of the named executive officer's future benefits under the Management Security Plan. For more detail, see the disclosure under the Pension Benefits table below.
(4)	The amounts shown under All Other Compensation include: the benefit to the executive for personal use of a Company provided vehicle; the benefit to the executive for personal use of the Company airplane; matching contributions under our Profit Sharing and Deferred Earnings Plan (executives participate on the same terms as other employees); benefits paid under our Medical Reimbursement Plan, under which we reimburse certain officers for personal medical expenses not covered by insurance; and certain country, social and civic club membership dues. In addition to these benefits, the named executive officers participate in group plans, including our group health insurance and life insurance plans, on the same terms as other employees.

Other Annual Compensation from Summary Compensation Table

	The following table contains a breakdown of the compensation and benefits for fiscal 2013 and 2012 included under All Other Compensation in the Summary Compensation table above.


                         Matching        Personal Use   Medical      Miscellaneous   Use of
                         Contributions   of Company     Reimburse-   (2)             Company
                                         Car            ment(1)                      Aircraft(3)

Thompson S. Baker II
	2013		  $7,650	  $4,938	 $5,076	      $684	     $8,949
	2012		  $7,500	  $7,231	 $11,181      $414	      --

John D. Milton, Jr.
	2013		  $7,500	  $15,634	 $1,386	      $1,219	      --
	2012		  $7,350	  $10,140	 $2,445	      $1,219	      --

John D. Klopfenstein
	2013		  $7,511	  $11,086	 $1,969	      $378	      --
	2012		  $7,530	  $5,951	 $10,643      $270	      --

David H. deVilliers, Jr.
        2013		  $7,646	  $2,936	 $4,398	      $1,188	      --
	2012		  $7,350	  $1,607	 $5,039	      $1,188	      --

Robert E. Sandlin
	2013		  $7,764	  $1,458	 $3,937	      $4,415	      --
	2012		  $7,603	  $1,593	 $7,597	      $6,085	      --



(1) The amounts shown represent benefits paid under our Medical Reimbursement Plan, under which we reimburse certain officers for personal medical expenses not covered by insurance.

(2)	The amounts shown under the Miscellaneous column represent payment of country club and social club dues and purchase of tickets to sporting events on behalf of the named executive officers and other miscellaneous reimbursed expenses. These club memberships and tickets generally are maintained for business entertainment but may be used for personal use. The entire amount has been included, although we believe that only a portion of this cost represents a perquisite.

(3)	We have operations throughout many of the Southeastern and Mid-
        Atlantic States. Our senior executive officers are required to travel extensively to these operations and to other locations as part of their responsibilities. To facilitate this travel, we purchased a company airplane in fiscal 2008. We encourage Edward L. Baker, John
        D. Baker II, Thompson S. Baker II, and John D. Milton Jr. to use our airplane for non-business as well as business travel for safety and security reasons and to make the best use of their time. They reimburse us for non-business use for fuel used, crew travel expenses, airport fees, catering, passenger ground transportation plus an additional charge per day of the lesser of $1,000 or the amount of fuel used. The amount shown represents the difference between the allocated total costs excluding depreciation of use of our airplane for non-business use and the amount reimbursed by the Named Executive Officer.

Fiscal 2013 and 2014 Grants of Plan-Based Awards

       The following table sets forth information concerning option grants and estimated future payouts under cash incentive plans for the named executive officers.

                             Grants of Plan-Based Awards


                       Grant    Estimated Future Payouts Under    All Other    Exercise or    Grant
   Name                Date       Non-Equity Incentive Plan       Option       Base Price     Date Fair
                                            Awards                Awards:      of Option      Value of
                                ------------------------------    Number of    Awards         Stock and
                                Threshold    Target    Maximum    Securities   ($/Share)      Option
                                ($)(1)       ($)(2)    ($)(3)     Underlying                  Awards
                                                                  Options(#)                  (4)
Thompson S. Baker II  12/05/13  N/A          N/A      $406,850    10,700       41.39          $200,000
President and CEO     12/05/12  N/A          N/A      $395,000    17,840       26.20          $200,000

John D. Milton, Jr.   12/05/13  N/A          N/A      $165,000    7,500        41.39          $91,102
Executive Vice        12/05/12  N/A          N/A      $165,000    7,500        26.20          $55,125
President and CFO

David H. deVilliers,  12/05/13  N/A          N/A      $324,404    5,350        41.39          $100,000
Jr., Vice President   12/05/12  N/A          N/A      $316,000    8,920        26.20          $100,000
and President FRP
Development Corp.

Robert E. Sandlin,    12/05/13  N/A          N/A      $260,400    5,350        41.39          $100,000
Vice President and    12/05/12  N/A          N/A      $252,000    8,920        26.20          $100,000
President, Florida
Rock & Tank Lines,
Inc.




John D.               12/05/13  N/A          N/A      $184,800    2,890        41.39          $54,000
Klopfenstein,         12/05/12  N/A          N/A      $94,160     3,000        26.20           33,630
Controller and
Chief Accounting
Officer



(1) Messrs. Baker, Milton, and deVilliers are eligible to earn a bonus of up to 100% of their base salaries for fiscal 2013. Mr. Sandlin is eligible to earn a bonus of up to 110% of his base salary for fiscal 2013. Mr. Klopfenstein is eligible to earn a bonus of up to 50% of his base salary for fiscal 2013. The performance objectives and threshold and target performance levels for these executives are described above under "Compensation Discussion and Analysis."
(2)     Not applicable.
(3) The maximum bonus amounts represent 110% of base salary for Mr. Sandlin, 100% of base salary for Messrs. Baker, Milton, and deVilliers, and 50% of base salary for Mr. Klopfenstein.
(4) The value shown for option awards reflects the FASB ASC Topic 718 (column l) expense associated with the options using the Black-Scholes pricing model, estimating the fair value of stock options using the following assumptions: (i) risk-free interest rates of 1.04% for the fiscal 2013 grants to Messrs. Baker, deVilliers, Sandlin, and Klopfenstein, and 0.34% for the grant to Mr. Milton, risk-free interest rates of 2.13% for the fiscal 2014 grants to Messrs. Baker, deVilliers, Sandlin and Klopfenstein and 0.58% for the grant to Mr. Milton (ii) no dividend yield, (iii) volatility of 40.3% for the fiscal 2013 grants to Messrs. Baker, deVilliers, Sandlin and Klopfenstein and 40.92% for the fiscal 2013 grant to Mr. Milton, volatility of 40.43% for the fiscal 2014 grants to Messrs. Baker, deVilliers, Sandlin and Klopfenstein and 42.51% for the fiscal 2014 grant to Mr. Milton, (iv) expected life of stock options of 7 years for the fiscal 2013 grants (3 years in the case of the fiscal 2013 grant to Mr. Milton) and 7 years for the fiscal 2014 grants (3 years in the case of the fiscal 2013 grant to Mr. Milton). The stock options granted to Mr. Milton in fiscal 2013 and 2014 vest immediately. The stock options granted to Messrs. Baker, deVilliers, Sandlin, and Klopfenstein vest ratably over 5 years. All stock options have a term of 10 years.


                   Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and restricted stock held by the named executive officers at September 30, 2013:

                                  Option Awards                                  Stock Awards

Name                Number       Number of      Option    Option      Number of Shares or   Market Value of
                    of           Securities     Exercise  Expiration  Units of Stock That   Shares or Units of
                    Securities   Underlying     Price     Date        Have Not Vested (#)   Stock That Have Not
                    Underlying   Unexercised    ($)                                         Vested ($)
                    Unexercised  Options (#)
                    Options (#)  Unexercisable
                    Exercisable
Thompson S. Baker
II                  3,000                       10.197    12/03/2013
                    3,000                       10.577    02/03/2014
                    3,000                       10.633    05/04/2014
                    3,000                       10.917    08/03/2014
                    3,000                       11.333    10/05/2014
                    3,000                       14.97     11/30/2014
                    3,000                       15.167    01/25/2015
                    3,000                       14.833    05/03/2015
                    3,000                       20.133    08/02/2015
                    --           17,840         26.20     12/05/2022  --                    --

John D. Milton, Jr. 30,000       --             28.75     06/15/2018
Executive Vice      30,000       --             24.45     06/16/2019
President and CFO   7,500        --             32.16     12/02/2019
                    7,500        --             25.60     12/01/2020
                    7,500        --             22.25     12/06/2021
                    7,500        --             26.20     12/05/2022  --                    --




David H.            22,500       --             14.50     12/28/2014
deVilliers, Jr.,    9,600        2,400          25.26     08/19/2019
Vice President and  4,563        3,042          32.16     12/02/2019
President, FRP      3,732        5,598          25.60     12/01/2020
Development Corp.   2,119        8,476          22.25     12/06/2021
                    --           8,920          26.20     12/05/2022  --                    --


Robert E. Sandlin,  9,000        --             14.50     12/28/2014
Vice President and  9,600        2,400          25.26     08/19/2019
President, Florida  4,563        3,042          32.16     12/02/2019
Rock & Tank Lines,  3,732        5,598          25.60     12/01/2020
Inc.                2,119        8,476          22.25     12/06/2021
                    --           8,920          26.20     12/05/2022  --                    --

John D.             1,500        --             14.50     12/28/2014
Klopfenstein,       1,800        1,200          32.16     12/02/2019
Controller and      1,200        1,800          25.60     12/01/2020
Chief Accounting    600          2,400          22.25     12/06/2021
Officer             --           3,000          26.20     12/05/2022  --                    --



(1) John D. Baker II received his option grants in his former capacity as a non-employee director.


Fiscal 2013 Option Exercises

       The following table provides information regarding stock option exercises by the named executive officers and vesting of restricted stock during fiscal 2013.

                       Option Exercises and Stock Vested


                                 Option Awards            Stock Awards

     Name              Number of     Value Realized     Number of     Value Realized
                       Shares        on Exercise        Shares        on Vesting
                       Acquired on       ($)            Acquired          ($)
                       Exercise                         on Vesting
                         (#)                              (#)
      (a)                (b)             (c)              (d)             (e)


Thompson S. Baker II   15,000        $299,361           --            --

John D. Milton, Jr.    --	     --                 --            --

David H. deVilliers,
Jr., Vice President
and President, FRP
Development Corp.      --	     --                 --            --


Robert E. Sandlin,
Vice President and
President, Florida
Rock & Tank Lines,
Inc.                   --	     --                 --            --

John D. Klopfenstein,
Controller and Chief
Accounting Officer     --	     --                 --            --



Pension Benefits

       The following table describes pension benefits to the named executive officers as of September 30, 2013 under our Management Security Plan ("MSP Plan"). Mr. deVilliers is the only named executive officer who participates in the MSP Plan.

                                                         Present
                                                         Value of
                                      Number of Years    Accumulated
                                      Credited Service   Benefit
           Name           Plan Name         (#)          ($)(2)

David H. deVilliers, Jr.  MSP Plan          (1)          $1,107,473


(1) Mr. deVilliers has met the requisite years of service requirement under the MSP Plan.
(2) The present value has been calculated based on a life expectancy of 82 years and using a discount rate of six percent (6%).

        Our Management Security Plan (the "MSP Plan") provides the following benefits to Mr. deVilliers upon his retirement or death:


            Triggering Event                          Annual Benefit
            ----------------                          --------------

Normal Retirement at age 65 or older		$247,200 during year 1 and
                                                $123,600 in subsequent years
                                                until his death.

Death of Participant after his Retirement	Continuation of annual benefit
                                                until the 15th anniversary of
                                                his retirement (or the earlier
                                                death of his designated
                                                beneficiary).

Death of Participant prior to his Retirement	$247,200 during year 1 and
                                                $123,600 in subsequent years
                                                until the later of (i) the 15th
                                                anniversary of his death or
                                                (ii) the date that he would
                                                have turned 65 (or in either
                                                case, the earlier death of his
                                                designated beneficiary).

Nonqualified Deferred Compensation

        None of the named executive officers receives any nonqualified deferred compensation.

                        NON-EMPLOYEE DIRECTOR COMPENSATION

Compensation Arrangements for Fiscal 2013 and 2014

	The following table describes the compensation arrangements with our non-employee directors for the 2013 and 2014 fiscal years.

    All Non-Employee Directors:
      Annual Retainer                          $15,500
      Fee Per Meeting Attended                 $ 1,500
      Shares to be Granted in Fiscal 2013        2,500
      Shares Granted in Fiscal 2012              2,000

Audit Committee:
      Annual Fee      Chairman                 $10,000
                      Member                   $ 5,000
      Meeting Fees    Chairman(1)              $ 1,500
                      Member(1)                $ 1,000



Compensation Committee:
      Annual Fee      Chairman                 $ 5,000
                      Member                   $ 1,000

      Meeting Fees    Chairman                 $ 1,500
                      Member                   $ 1,000



Other Committees:
      Annual Fee      Chairman                 $ 2,000
                      Member                   $ 1,000
      Meeting Fees    Chairman                 $ 1,500
                      Member                   $ 1,000


(1)    	The Audit Committee members receive no meeting fees for the four regularly scheduled quarterly meetings; the meeting fees shown apply only to the extent there are Audit Committee meetings other than and in addition to the four regularly scheduled quarterly meetings.

Actual Fiscal 2013 Director Compensation

        The following table shows the compensation paid to each of our non-employee directors during the 2013 fiscal year.


                     Director Compensation for Fiscal 2013

                                                                        All Other
                         Fees Earned or    Stock Awards  Option         Compensation
Name                     Paid in Cash ($)  ($)(1)(2)     Awards ($)(3)     ($)        Total ($)
John E. Anderson         $24,000           $65,000       -0-            -0-           $89,000
Charles E. Commander III $30,000           $65,000       -0-            -0-           $95,000
Luke E. Fichthorn III    $24,000           $65,000       -0-            -0-           $89,000(4)
Robert H. Paul III       $36,500           $65,000       -0-            -0-           $101,500
H. W. Shad III           $32,500           $65,000       -0-            -0-           $97,500
Martin E. Stein, Jr.     $25,000           $65,000       -0-            -0-           $90,000
James H. Winston         $24,500           $65,000       -0-            -0-           $89,500




(1) Each non-employee director was awarded 2,500 shares of the Company's common stock on February 6, 2013. The value was determined using the closing price of the Company's common stock on the Nasdaq Stock Market on February 6, 2013 which was $26.00.
(2) For stock awards, the aggregate grant date fair value was computed in accordance with FASB Topic 718(Column (c)).
(3) For awards of options, with or without tandem SAR's (including awards that have subsequently been transferred), the aggregate grant date fair value was computed in accordance with FASB ASC Topic 718 (Column (d)).
(4) Mr. Fichthorn also receives consulting fees of $30,000 per year for financial consulting services provided to the Company.

    The following table sets forth information regarding stock options held by our non-employee directors as of September 30, 2013:

                           Number of
                           Securities
                           Underlying
                           Unexercised  Option Exercise Price  Option Expiration
    Director               Options               ($)                  Date
    --------               -----------  ---------------------  -----------------
Charles E. Commander       3,000               10.577              02/03/2014
III                        3,000               10.633              05/04/2014
                           3,000               10.917              08/03/2014
                           3,000               11.333              10/05/2014
                           3,000               14.970              11/30/2014
                           3,000               14.833              05/03/2015
                           3,000               20.133              08/02/2015


Luke E. Fichthorn          3,000               10.577              02/03/2014
III	                   3,000               10.633              05/04/2014
                           3,000               10.917              08/03/2014
                           3,000               11.333              10/05/2014
                           3,000               14.970              11/30/2014
                           3,000               15.167              01/25/2015
                           3,000               14.833              05/03/2015
                           3,000               20.133              08/02/2015

Robert H. Paul III         3,000               10.197              12/02/2013
                           3,000               10.577              02/03/2014
                           3,000               10.633              05/04/2014
                           3,000               10.917              08/03/2014
                           3,000               11.333              10/05/2014
                           3,000               14.970              11/30/2014
                           3,000               15.167              01/25/2015
                           3,000               20.133              08/02/2015



H. W. Shad III              --                  --                  --

Martin E. Stein, Jr.       3,000               14.970              11/30/2014
                           3,000               15.167              01/25/2015
                           3,000               14.833              05/03/2015
                           3,000               20.133              08/02/2015

James H. Winston           --                  --                  --




Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee (i) was an officer or employee of the Company or any of its subsidiaries during the 2013 fiscal year, or (ii) had any relationship requiring disclosure by the Company under the rules of the Securities and Exchange Commission requiring disclosure of certain relationships and related party transactions. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

                        RELATED PARTY TRANSACTIONS

Consulting Arrangement

	Mr. Fichthorn provided the Company with financial consulting and other services during the 2013 fiscal year for which he received $30,000.

	In the opinion of the Company, the terms, conditions, transactions and payments under the agreements with the persons described above were not less favorable to the Company than those which would have been available from unaffiliated persons.

Policies and Procedures

        The Audit Committee of the Board of Directors is responsible for reviewing and approving all material transactions with any related party not previously approved by the Company's Independent Directors. This responsibility is set forth in writing in our Audit Committee Charter, a copy of which charter is available at www.patriottrans.com under Corporate Governance. In certain cases, transactions have been approved by a committee consisting of all independent directors. Related parties include any of our directors or executive officers, and certain of our shareholders and their immediate family members.

        To identify related party transactions, each year, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual's private interest interferes, or appears to interfere, in any way with our interests. Our Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify our Chief Financial Officer.

        We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to Patriot in an objective and effective manner. In addition, we are strictly prohibited from extending personal loans to, or guaranteeing personal obligations of, any director or officer. Exceptions are only permitted in the reasonable discretion of the Board of Directors.

        A copy of our Code of Business Conduct and Ethics (as revised on December 4, 2013) is available at www.patriottrans.com under Corporate Governance.

	     COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table and notes set forth the beneficial ownership of common stock of the Company by each person known by the Company to own beneficially more than 5% of the common stock of the Company. Percentage calculations are based on the outstanding shares of the Company's common stock on November 10, 2013.


Title            Name and Address              Amount and Nature of
of Class         of Beneficial Owner           Beneficial Ownership          Percentage of Class
                      Owner
--------         -------------------           ---------------------         -------------------
Common           Edward L. Baker                   735,070(1)                     7.4%
                 John D. Baker II                1,384,139(1)                    13.9%
                 200 W. Forsyth Street,
                 7th Floor
                 Jacksonville, FL 32202

Common           Sarah B. Porter and               913,911                        9.6%
                 Cynthia P. Ogden, as
                 trustees for the separate
                 trust for Sarah B. Porter
                 created under the Cynthia
                 L'Engle Baker Trust u/a/d
                 April 30, 1965
                 1165 5th Avenue #10-D
                 New York, NY  10029

Common           Royce & Associates, LLC         1,361,460(2)                    14.2%
                 1414 Avenue of the Americas
                 New York, NY 10019


Common           T. Rowe Price Associates, Inc.    871,178(3)                     9.1%
                 100 E. Pratt Street
                 Baltimore, MD 21202





(1)	See Common Stock Ownership by Directors and Executive Officers and the
        accompanying notes for further details on shares beneficially owned by Edward L. Baker and John D. Baker II.

(2)	In a Schedule 13G filed with the Securities and Exchange Commission on
        January 17, 2013, Royce & Associates, LLC reported that, as of December 31, 2012, it had sole voting and dispositive power with respect to 1,361,460 shares.

(3)	In a Schedule 13G filed with the Securities and Exchange Commission on
        February 8, 2013, T. Rowe Price Associates, Inc. reported that, as of December 31, 2012, it has sole voting power with respect to 11,070 shares and sole dispositive power with respect to 871,178 shares, which number includes 858,008 shares to which T. Rowe Price Small Cap Value Fund, Inc. has sole voting power.

          COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

	The following table and notes set forth the beneficial ownership of common stock of the Company by each director and each non-director named in the Summary Compensation Table and by all officers and directors of the Company as a group as of November 10, 2013.



Title          Name of                Amount and Nature of
of Class       Beneficial Owner       Beneficial Ownership(1)       Percentage of Class
--------       ----------------       -----------------------       -------------------
Common         John E. Anderson               66,000                          *
Common         Edward L. Baker               735,070(2)                    7.4%
Common         John D. Baker II            1,381,139(3)(6)                13.9%
Common         Thompson S. Baker II          123,913(4)                    1.2%
Common         Charles E. Commander III       40,500                          *
Common         David H. deVilliers Jr.        71,729                          *
Common         Luke E. Fichthorn III          95,781(5)                    1.0%
Common         John D. Klopfenstein           16,095                          *
Common         John D. Milton, Jr.           116,000                       1.0%
Common         Robert H. Paul III             58,800                          *
Common         Robert E. Sandlin              48,985.5                        *
Common         H. W. Shad III                 13,000                          *
Common         Martin E. Stein, Jr.          179,000(6)                    1.8%
Common         James H. Winston               25,000                          *
Common         All Directors and Officers
               As a group (14 people)      2,955,412.5                    29.8%


* Less than 1%



(1) The preceding table includes the following shares held under the Company's Profit Sharing and Deferred Earnings Plan and shares underlying options that are exercisable within 60 days of November 10, 2013.

                              Shares Under
                          Profit Sharing Plan    Shares Under Option
                          -------------------    -------------------
John E. Anderson                  -0-                   -0-
Edward L. Baker                   -0-                 21,000
John D. Baker II                  -0-                 24,000
Thompson S. Baker II              -0-                 30,568
Charles E. Commander III          -0-                 21,000
David H. deVilliers Jr.           -0-                 49,803
Luke E. Fichthorn III             -0-                 24,000
John D. Klopfenstein             8,985                 7,500
John D. Milton, Jr.               -0-                 97,500
Robert H. Paul III                -0-                 24,000
Robert E. Sandlin               12,231.5              36,304
H.W. Shad III                     -0-                   -0-
Martin E. Stein, Jr.              -0-                 12,000
James H. Winston                  -0-                   -0-

(2)	Includes 174,597 shares held in trust for the benefit of children of
        John D. Baker II as to which Edward L. Baker has sole voting power and sole investment power but as to which he disclaims beneficial ownership.

(3)	Includes 5,889 shares directly owned by the living trust of Mr.
        Baker's wife and 20,001 shares held in a trust administered by an independent trustee for the benefit of Mr. Baker's spouse and children, as to which he disclaims beneficial ownership. The amount shown for Mr. Baker does not include an aggregate of 174,597 shares held by certain trusts that are administered by Edward L. Baker, as trustee, for the benefit of Mr. Baker's children and in which neither John D. Baker II nor Edward L. Baker has a pecuniary interest. The amount shown for Mr. Baker also does not include shares owned by his adult son, Edward L. Baker II, that were previously held in trust and previously included in Mr. Baker's reported ownership.

(4)	Includes 2,199 shares directly owned by Mr. Baker's spouse, 6,597 shares held for the benefit of Mr. Baker's minor children, and 39 shares held in his Company's 401(k) profit sharing plan and his employee stock purchase plan.

(5)	Includes 300 shares owned by the spouse of Mr. Fichthorn as to which he disclaims any beneficial interest and 9,000 shares owned by the M/B Disbro Trust, of which Mr. Fichthorn is a co-trustee and beneficiary.

(6)	Includes 120,900 shares owned by Regency Square II, a Florida general partnership. Mr. Stein owns a 2.5248% partnership interest and is a co-trustee and a beneficiary of a testamentary trust that holds a 46.21% interest in the partnership. John D. Baker II also is a shared voting and dispositive power as to the shares owned by the partnership. John D. Baker II disclaims any beneficial interest in such shares.

                           AUDIT COMMITTEE REPORT

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee also selects the Company's independent registered public accounting firm. During fiscal 2013, the Audit Committee held four formal meetings.

        In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company's results and the assessment of the Company's internal control over financial reporting. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee discussed with the independent registered public accounting firm matters required to be discussed by PCAOB Auditing Standard No. 16 (Communications with Audit Committees).

        In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by the applicable requirements of PCAOB regarding the independent auditor's communications with us concerning independence and has discussed with the independent auditor the auditor's independence from the Company and its management. The Committee also has considered whether the independent auditor's provision of non-audit services to the Company is compatible with the auditor's independence. The Committee has concluded that the independent auditor is independent from the Company and its management.

        The Audit Committee reviewed and discussed Company policies with respect to risk assessment and risk management.

        The Audit Committee discussed with the Company's independent auditor the overall scope and plans for the audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2013, for filing with the Securities and Exchange

Commission.

        Submitted by:          H.W. Shad III, Chairman
                               Charles E. Commander III
                               Robert H. Paul III
                               Members of the Audit Committee

        The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

               INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Hancock Askew & Co., LLP ("HA") to serve as the Company's independent registered public accounting firm, subject to satisfactory negotiation of an annual fee agreement. Representatives of HA are expected to be present at the shareholders' meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

	The following table presents fees billed or to be billed by the Company's independent registered public accounting firm for the audit of the Company's financial statements for fiscal years 2012 and 2013 and for other services performed during such periods.

                                 2012         2013
                                 ----         ----

Audit Fees (1)		       $217,643     $224,161
Audit Related Fees (2)		 21,133       22,775
Tax Fees			    -0-          -0-
All Other Fees			    -0-          -0-
                               --------     --------
Total                          $238,776     $246,936


(1) Audit services include work performed in connection with the review of the Company's quarterly financial statements, the audit of the Company's annual financial statements and the audit of internal control over financial reporting.
(2) Audit related fees consisted principally of audits of employee benefit plans and services pertaining to technical accounting consultations.

Pre-Approval of Audit and Non-Audit Services

        Under the Company's amended Audit Committee Charter, the Audit Committee is required to pre-approve all auditing services and permissible non-audit services, including related fees and terms, to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described under the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee pre-approved all audit services, audit-related services and tax review, compliance and planning services performed for the Company by Hancock Askew & Co., LLP during fiscal 2013.

                           ADDITIONAL INFORMATION

Shareholder Proposals

        Proposals of shareholders intended to be included in the Company's proxy statement and form of proxy relating to the annual meeting of shareholders to be held in early 2015 must be delivered in writing to the principal executive offices of the Company no later than August 25, 2014. The inclusion of any proposal will be subject to the applicable rules of the Securities and Exchange Commission.

        Except for shareholder proposals to be included in the Company's proxy materials, the deadline for nominations for directors submitted by a shareholder is forty days before the next annual meeting, and for other shareholder proposals is November 10, 2014. Proposals must be sent to the Secretary of the Company at our principal executive offices. Any notice from a shareholder nominating a person as director must include certain additional information as specified in our Articles of Incorporation.

        The Company may solicit proxies in connection with next year's annual meeting which confer discretionary authority to vote on any shareholder proposals of which the Company does not receive notice by November 10, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and beneficial owners of 10% or more of the Company's outstanding common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, NASDAQ and the Company. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis, other than:

Annual Report on Form 10-K

        Shareholders may receive without charge a copy of Patriot Transportation Holding, Inc.'s annual report to the Securities and Exchange Commission on Form 10-K including the financial statements and the financial statement schedules by writing to the Secretary of the Company at 200 W. Forsyth Street, 7th Floor, Jacksonville, Florida 32202. This report also is available through our website, www.patriottrans.com.


                                        BY ORDER OF THE BOARD OF DIRECTORS


December 12, 2013		                 John D. Milton, Jr.
                                           	      Secretary

       PLEASE RETURN THE ENCLOSED FORM OF PROXY, DATED AND SIGNED, IN THE
             ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE.

                               ANNEX A

                                       Amended and Restated November 26, 2013


                  PATRIOT TRANSPORTATION HOLDING, INC.
                        AUDIT COMMITTEE CHARTER


Purpose
-------

       The Audit Committee, a committee of the Board of Directors (the "Board") of Patriot Transportation Holding, Inc. (the "Company"), is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements. To fulfill their obligations, the Committee relies on: (i) management for the preparation and accuracy of the Company's financial statements; (ii) both management and the Company's internal auditor for establishing effective internal controls and procedures to ensure the Company's compliance with accounting standards, financial reporting procedures and applicable laws and regulations; and (iii) the Company's independent auditors for an unbiased, diligent audit or review, as applicable, of the Company's financial statements and the effectiveness of the Company's internal controls. The members of the Audit Committee are not employees of the Company and are not responsible for planning or conducting audits or determining that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Committee Membership
--------------------

       The Audit Committee shall consist of no fewer than three members. Each member of the Audit Committee shall meet the independence and experience requirements of The NASDAQ Stock Market, Inc. Marketplace Rules and the Securities Exchange Act of 1934 (the "Exchange Act"). No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company in the past three years.

       All members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that leads to financial sophistication. At least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission (the "Commission"). A person who satisfies the definition of audit committee financial expert will also be presumed to have financial sophistication.

       Notwithstanding the foregoing, one director who does not meet the NASDAQ definition of independence, but who meets the criteria set forth in
Section 10A(m)(3) under the Exchange Act and the rules thereunder, and who is not a current officer or employee or a family member of such person, may serve for no more than two years on the Audit Committee if the Board, under exceptional and limited circumstances, determines that such individual's membership is required by the best interests of the Company and its shareholders. Such person must satisfy the independence requirements set forth in Section 10A(m)(3) of the Exchange Act, and may not chair the Audit Committee. The use of this "exceptional and limited circumstances" exception, as well as the nature of the individual's relationship to the Company and the basis for the board's determination, shall be disclosed in the Company's annual proxy statement.

       In addition, if an Audit Committee member ceases to be independent for reasons outside the member's reasonable control, his or her membership on the Audit Committee may continue until the earlier of the Company's next annual meeting of shareholders or one year from the occurrence of the event that caused the failure to qualify as independent. If the Company is not already relying on this provision, and falls out of compliance with the requirements regarding Audit Committee composition due to a single vacancy on the Audit Committee, then the Company will have until the earlier of the next annual meeting of shareholders or one year from the occurrence of the event that caused the failure to comply with this requirement. The Company shall provide notice to NASDAQ immediately upon learning of the event or circumstance that caused the non-compliance, if it expects to rely on either of these provisions for a cure period.

       The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee of the Board in existence from time to time. The members of the Audit Committee shall be appointed for one year and shall serve until the appointment of their successors. Audit Committee members may be replaced by the Board at any time.

Meetings
--------

       The Audit Committee shall meet at least quarterly.

       The Audit Committee shall meet periodically in separate executive sessions with management, any internal auditors, and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of the Committee or its advisors.

       The Audit Committee will meet at the call of its Chairman or the Chairman of the Board of Directors.

       A majority of the Audit Committee members will be a quorum for the transaction of business.

       The action of a majority of those present at a meeting at which a quorum is present will be the act of the Audit Committee.

       Any action required to be taken at a meeting of the Audit Committee will be deemed the action of the Audit Committee without a meeting if all of the Audit Committee members executed, either before or after the action is taken, a written consent and the consent is filed with the Corporate Secretary.

       Minutes shall be taken at each meeting of the Audit Committee and included in the Company's corporate records.

Committee Authority and Responsibilities
----------------------------------------

       The Audit Committee shall have the sole authority to (i) select and retain the independent registered public accounting firm to act as the Company's independent auditors for the purpose of auditing the Company's financial statements and internal control over financial reporting, (ii) set the compensation of the Company's independent auditors, (iii) oversee the work done by the Company's independent auditors, and (iv) terminate the Company's independent auditors, if necessary. The Audit Committee also shall have sole authority to select, retain, compensate, oversee and terminate, if necessary, any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

       The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee also may establish policies and procedures for the Committee's pre-approval or permitted services by the Company's independent auditors or other registered public accounting firms on an ongoing basis.

       The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

       The Audit Committee shall conduct an annual self-evaluation to assess the effectiveness of the Audit Committee and its compliance with the requirements of this Charter and applicable listing standards and legal requirements. The Audit Committee shall report its conclusions to the Board.

       The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

       The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters
------------------------------------------

1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

2. Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

4. Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company's internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

5. Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company's internal controls report and the independent auditor's attestation of the report prior to the filing of the Company's Form 10-K.

6.     Review and discuss reports from the independent auditors on:

       a.     all critical accounting policies and practices to be used;

       b. all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

       c. other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences; and

       d. for any other matters required to be discussed by PCAOB Auditing Standard No. 16, with Audit Committees.

7. Discuss with management and approve the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as any financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

8. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

9. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

10. Discuss with the independent auditor and management (i) any audit problems or difficulties, including any difficulties encountered in the course of the audit work (such as restrictions on the scope of activities or access to information, (ii) any significant disagreements with management, and (iii) management's response to these problems, difficulties or disagreements.

11. Resolve any disagreements between the independent auditor and management.

12. Review disclosures made to the Audit Committee by the Company's CEO, CFO and CAO during their certification process for the Form 10-K and Form
10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

13. Prepare the report required by the rules of the Commission (the "Commission") to be included in the Company's annual proxy statement.

14. Ensure that a public announcement of the Company's receipt of an audit opinion that contains a going concern qualification is made promptly.

Oversight of the Company's Relationship with the Independent Auditor
--------------------------------------------------------------------

15.    Review and evaluate the lead partner of the independent auditor team.

16. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review or Public Company Accounting Oversight Board review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and (c) any steps taken to deal with any such issues. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

17. Obtain from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company. It is the responsibility of the Audit Committee to actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

18. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

19. Approve or establish policies for the Company's hiring of employees or former employees of the independent auditor.

20. Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company's audit team.

21. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company's Internal Audit Function
--------------------------------------------------

22.    Approve the hiring or dismissal of any senior internal auditing staff.

23. Review the significant reports to management prepared by any internal audit staff and management's responses.

24. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities
-------------------------------------

25. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

26. Obtain reports from management, the senior member of any internal audit staff and the independent auditor that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

27. Approve all related party transactions that are required to be disclosed under Item 404 of Regulation S-K and that have not previously been approved by the Company's independent directors.

28. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

29. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

30. Discuss with counsel to the Company any legal matters that may have a material impact on the financial statements or the Company's compliance policies.